CytoSorbents Provides DrugSorb-ATR Regulatory Update

PRINCETON, N.J., September 16, 2025 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, today provided a regulatory update on DrugSorb™-ATR.

On August 20, 2025, the Company announced that it had received a U.S. Food and Drug Administration (FDA) appeal decision regarding the FDA’s previous denial letter of the Company’s De Novo application for DrugSorb-ATR.  In the appeal decision, the FDA found no issues with device safety but upheld its prior De Novo denial decision citing the need for additional information to support the Company’s desired label indication for this FDA Breakthrough Device.  Additionally, the FDA proactively proposed a potential expedited path forward for market authorization but noted the Company could always appeal to a final higher level within the FDA with the Director of the FDA’s Center for Devices and Radiologic Health (CDRH).

The Company recently completed a constructive meeting with the FDA to review the content of the appeal decision and to align on a path forward, with several key outcomes.

1)
The Company has decided to not file a final appeal with CDRH because of positive FDA upper management feedback for a reasonable path forward that would allow for a suitable and potentially expedited De Novo grant for the Company’s original desired label indication.

2)
Based on this updated feedback, the Company plans to file a new De Novo application with additional information that includes analyses of new real-world data to support its desired label indication.  This information was not available at the time of the original De Novo submission a year ago and therefore was not part of the administrative record, nor technically eligible to be submitted and reviewed, for the appeal meeting and decision.  The Company believes these new real-world data, drawn from a population consistent with the intended DrugSorb-ATR use population (patients on ticagrelor undergoing urgent coronary artery bypass graft [CABG] surgery), reiterate the device’s robust clinical performance in everyday medical practice.  Combined with the previously submitted clinical data on DrugSorb-ATR, the Company believes it further strengthens the favorable benefit-to-risk profile on which De Novo devices are evaluated.

3)
Based on discussions with the FDA, it is the Company’s understanding that the review of the new submission will focus only on the remaining open items from the initial De Novo submission.  Again, the FDA found no safety issues in its prior review.  The Company expects the new application to be reviewed in an expedited fashion under the auspices of the Breakthrough Device Designation previously granted for the device, which provides for priority and interactive review.

4)
As part of the resubmission process, the Company plans to file a pre-submission meeting request with supporting documentation to the FDA next month.  A formal meeting with the Agency is anticipated in Q4 2025 to confirm the requirements for the new De Novo submission.  Notwithstanding expected opportunities to accelerate the timeline, a standard regulatory decision is expected in mid-2026 following a timely De Novo submission and a typical 150-day review process.

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents, stated, “We are encouraged by the continued constructive dialogue with the FDA to define a clear and expedited path forward.  We plan to move as quickly as possible to have our pre-submission meeting with the FDA to finalize alignment and to file our new De Novo application, which is expected to heavily leverage our original filing.  We continue to have confidence in the performance and clinical value of DrugSorb-ATR for this major unmet medical need and the importance of making this FDA Breakthrough Designated Device available to the American public.”

Additionally, the Company had previously disclosed that it had filed a Level 1 “Request For Reconsideration” with Health Canada.  However, following interactive discussions with the Medical Devices Directorate Bureau Director and the Company’s Canadian regulatory counsel, it was recommended that any subsequent review of DrugSorb-ATR in Canada be delayed until better clarity was received from the U.S. FDA.  As such, the Company has withdrawn the Request for Reconsideration and will provide a new Medical Device License application to Health Canada with improved visibility from the FDA.

Dr. Chan continued, “We remain committed to working collaboratively with both the FDA and Health Canada to secure marketing authorization for DrugSorb-ATR.  Meanwhile, we continue to be focused on driving growth in our core business with key, high impact clinical applications, improving product gross margins, controlling costs, and driving efficiencies to manage our core business to near breakeven as we exit 2025.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification.  CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Cartridges filled with these beads can be used with standard blood pumps already found in hospitals (e.g. dialysis, continuous renal replacement therapy or CRRT, extracorporeal membrane oxygenation or ECMO, and heart-lung machines), where blood is repeatedly recirculated outside the body, through our cartridges where toxic substances are removed, and then back into the body.  CytoSorbents’ technologies are used in a number of broad applications.  Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding, and 2) the removal of inflammatory agents and toxins in common critical illnesses that can lead to massive inflammation, organ failure, and patient death.  The breadth of these critical illnesses includes, for example, sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis, as well as the removal of liver toxins that accumulate in acute liver dysfunction or failure, and the removal of myoglobin in severe rhabdomyolysis that can otherwise lead to renal failure.  In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in over 70 countries worldwide, with nearly 300,000 devices used cumulatively to date.  CytoSorb was originally launched in the European Union under CE mark as the first extracorporeal cytokine adsorber.  Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures.  CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure to reduce inflammatory cytokines.  CytoSorb is not yet approved or cleared in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs.  It has received two FDA Breakthrough Device Designations:  one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures.  The company is actively pursuing regulatory approval of DrugSorb-ATR with the U.S. FDA and will pursue regulatory approval with Health Canada with better visibility from the FDA.  DrugSorb-ATR is not yet granted or approved in either the U.S. or Canada.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others.

For more information, please visit the Company’s website at https://ir.cytosorbents.com/  or follow us on Facebook and X.

Forward-Looking Statements
This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to our ability to successfully obtain U.S. FDA and Health Canada marketing authorization or approval, the ability to grow sales and cut costs, the outcome of the restructuring of our direct sales team and strategy in Germany, our ability to appropriately finance the Company, and the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business.  We caution you not to place undue reliance upon any such forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

U.S. Company Contact:
Peter J. Mariani, Chief Financial Officer
305 College Road East
Princeton, NJ 08540
pmariani@cytosorbents.com

Investor Relations Contact:
Aman Patel, CFA & Adanna G. Alexander, PhD
ICR Healthcare
ir@cytosorbents.com